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                                                              EXHIBIT 99.4

                    INSTRUCTION TO REGISTERED HOLDER AND/OR
              BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM OWNER
                                      OF
                    JAFRA COSMETICS INTERNATIONAL, INC. AND
                  JAFRA COSMETICS INTERNATIONAL, S.A. DE C.V.

                  11 3/4% SENIOR SUBORDINATED NOTES DUE 2008

To Registered Holder and/or Participant of Book-Entry Transfer Facility:

  The undersigned hereby acknowledges receipt of the Prospectus dated October , 1998 (the "Prospectus") of Jafra Cosmetics International, Inc., a Delaware
corporation, and Jafra Cosmetics International S.A. de C.V., a sociedad ano\nima de capital variable organized under the laws of the United Mexican States (collectively, the "Issuers") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuers' offer to exchange up to $100,000,000 aggregate principal amount of its 11 3/4% Senior Subordinated Notes Due 2008 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its outstanding 11 3/4% Senior Subordinated Notes Due 2008 (the "Existing Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

  This will instruct you, the registered Holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Existing Notes held by you for the account of the undersigned.

  The aggregate face amount of the Existing Notes held by you for the account of the undersigned is (fill in amount):

  $     of the 11 3/4% Senior Subordinated Notes Due 2008.

  With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

  [_]To TENDER the following Existing Notes held by you for the account of the undersigned (insert principal amount of Existing Notes to be tendered, if any):

    $     of the 11 3/4% Senior Subordinated Notes Due 2008.

  [_]NOT to TENDER any Existing Notes held by you for the account of the undersigned.

  If the undersigned instructs you to tender the Existing Notes held by you for the account of the undersigned, it is understood that you are authorized
(a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is the state of
(fill in state)     , (ii) the undersigned is neither an "affiliate" of the
Issuers within the meaning of Rule 405 under the Securities Act, nor a broker-dealer tendering Existing Notes acquired directly from the Issuers for its own account, (iii) the undersigned is acquiring the New Notes in the ordinary course of business of the undersigned, (iv) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in a distribution of the New Notes, and (v) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the interpretations of the staff of the Securities and Exchange Commission set forth in no-action letters issued to third parties; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other actions as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Existing Notes.

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                                   SIGN HERE

    Name of beneficial owner(s): ______________________________________

    Signature(s): Name(s) (please print): _____________________________

    Address: __________________________________________________________

             ____________________________________________________________

    Telephone Number: _________________________________________________

    Taxpayer identification or Social Security Number: ________________

    Date: _____________________________________________________________



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